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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 28, 2003


                          Goody's Family Clothing, Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

Tennessee                      0-19526                    62-0793974
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(State or other jurisdiction   (Commission File Number)   (IRS Employer
of incorporation)                                         Identification Number)

400 Goody's Lane, Knoxville, Tennessee                    37922
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(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (865) 966-2000
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         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS.

         On February 28, 2003, a proposed Consent Decree was filed with the United States District Court for the Middle District of Georgia for its preliminary approval. The proposed Consent Decree sets forth the proposed settlement of the class action race discrimination lawsuit originally filed in February 1999 in the Court against the Company and Robert M. Goodfriend, its Chairman of the Board and Chief Executive Officer. Generally, the original lawsuit had alleged that the Company discriminated against a class of African-American employees at its retail stores through the use of discriminatory selection and compensation procedures and by maintaining unequal terms and conditions of employment. The original lawsuit further alleged that the Company maintained a racially hostile working environment. Ultimately, class action certification was sought in the lawsuit only with respect to alleged discrimination in promotion to management positions and the proposed Consent Decree is limited to such claims. Generally, the proposed settlement provides for a payment by the Company in the aggregate amount of $3.2 million to the class members (including the named plaintiffs) and their counsel, as well as the Company's implementation of certain policies, practices and procedures regarding, among other things, training of employees. The Company expects that $3.1 million of such payment will be covered by its insurance. The proposed Consent Decree explicitly provides that it is not an admission of liability by the Company and the Company continues to deny all of the allegations. If the Court grants preliminary approval of the proposed Consent Decree, the Court may determine to schedule a hearing regarding the adequacy and fairness of the proposed settlement. At such hearing, any objections to the proposed settlement would be heard and the Court would consider whether to grant final approval. There can be no assurance that such preliminary or final approvals to the Consent Decree will be granted or that the settlement will not be overturned on appeal.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GOODY'S FAMILY CLOTHING, INC.
                                             (Registrant)


Date: February 28, 2003                      By: /s/ Robert M. Goodfriend
                                                 ------------------------
                                             Name:  Robert M. Goodfriend
                                             Title: Chairman of the Board
                                                    and Chief Executive Officer